UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2026

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42615	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 3.02 Unregistered Sales of Equity Securities.

On March 6, 2026 (the “Closing Date”), the Company completed a private placement of its common stock which generated approximately $18.6 million in gross proceeds, before deducting offering expenses.

In the offering, we offered and sold a total of 5,774,839 shares of common stock consisting of:

●	an aggregate of 1,300,006 shares of common stock at an average price of $4.00 per share for a total of approximately $5.2 million, to Dr. Sudhir Srivastava, our Chairman and Chief Executive Officer (498,753 shares at $4.01 per share for a total of $2.0 million), Dr. Frederic Moll, our Vice Chairman (501,253 shares at $3.99 per share for a total of $2.0 million), and Tim Adams, a director (300,000 shares at $3.99 per share for a total of $1.2 million); and

●	an aggregate of 4,474,833 shares of common stock at $3.00 per share for a total of approximately $13.4 million, to existing and new investors, led by Manipal Global Health Services, an existing shareholder.

SSi intends to use the net proceeds from this financing for working capital and other general corporate purposes, which include, but are not limited to advancing the Company’s growth initiatives in India and other existing global markets, and supporting preparation for entry into the United States and European Union markets.

In connection with a $2.5 million investment by one of the non-affiliated investors in the private placement, the Company will pay a FINRA member firm a cash commission of $175,000 (7% of the investment) and issue to such firm five-year warrants to purchase 41,667 shares of our common stock at an exercise price of $3.45 per share.

The purchase price paid by participating directors and executive officers, reflects the “Minimum Price” as determined under the applicable rules of the Nasdaq Stock Market LLC.

The Company has advised the non-affiliate investors in the private placement that within ninety (90) days of the Closing Date, it will file a Registration Statement on Form S-3 (or other applicable form) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of their shares and thereafter will use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable.

The securities in the private placement were offered and sold in accordance with the exemption from registration afforded by Section 4(a)(2) of and Rule 506(b) of Regulation D under the Securities Act.

On March 9, 2026, we issued a press release announcing completion of the private placement. A copy of the press release is included as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

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